As filed with the Securities and Exchange Commission on October 22, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
________________________________
Navarre Corporation
(Exact name of registrant as specified in its charter)

Minnesota	41-1704319
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7400 49th Avenue North
New Hope, MN 55428
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Richard S Willis
President and Chief Executive Officer
Navarre Corporation
7400 49th Avenue North
New Hope, MN 55428
Telephone: (763) 535-8333
Facsimile: (763) 533-2156
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________________

Copies of all correspondence to:

Ryan F. Urness, Esq.	Philip T. Colton, Esq.
Navarre Corporation	Winthrop & Weinstine, P.A.
7400 49th Avenue North	225 South Sixth Street, Suite 3500
New Hope, Minnesota 55428	Minneapolis, Minnesota 55402
Telephone: (763) 535-8333	Telephone: (612) 604-6400
Facsimile: (763) 533-2156	Facsimile: (612) 604-6929

From time to time after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement field pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee
Preferred Stock (2)(3) Common Stock (2)(3)	(4)	(4)	(4)	(4)
Total	$20,000,000(2)	100%	$20,000,000(2)	$0(5)

(1)
Not applicable pursuant to Form S-3 General Instruction II(E). An indeterminate aggregate offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $20,000,000. Includes $20,000,000 aggregate initial public offering price of securities that were previously registered by the Registrant pursuant to Registration Statement on Form S-3 (No. 333-161514) that was declared effective October 23, 2009.

(2)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, which together shall have an aggregate initial offering price not to exceed $20,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $20,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Such amount represents the offering price of any preferred stock and common stock. Any offering of securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such securities at the time of initial offering. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)
Subject to note (2) above, this Registration Statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion of preferred stock, registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the preferred stock.

(4)	Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3.

(5)
Pursuant to Rule 415(a)(6), this Registration Statement carries over $20,000,000 aggregate initial public offering price of securities that were previously registered by the Registrant pursuant to Registration Statement on Form S-3 (No. 333-161514) that was declared effective October 23, 2009 and were not sold thereunder, and for which filing fees were previously paid. The filing fee previously paid with respect to the securities being carried forward to this Registration Statement reduces the amount of fees currently due to $0. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the expiring Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

_____________________________________________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October 22, 2012
PROSPECTUS

$20,000,000

Navarre Corporation

Shares of
Preferred Stock
Common Stock

We may offer and sell from time to time up to $20,000,000 of shares, in the aggregate, of our preferred stock or common stock, no par value.

We will provide specific terms of these shares and the offering in supplements to this prospectus for each offering of our preferred or common stock. Any prospectus supplement may also add, update or change information in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

This prospectus includes $20,000,000 in aggregate initial public offering price of securities that were previously registered pursuant to Registration Statement on Form S-3 (Registration No. 333-161514) that were not sold thereunder.

Our common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “NAVR.” On October 19, 2012, the last reported sale price for our common stock reported on Nasdaq was $1.71 per share.

We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12-month period that ends on and includes the date of this prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, dealers or agents or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of the shares, see “Plan of Distribution” in this prospectus.

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” and “Navarre” refer to Navarre Corporation and its consolidated subsidiaries.

Investing in our securities is highly speculative and involves a high degree of risk.
See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________ __, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process.  Under this shelf process, we may, from time to time, sell our preferred and common stock as described in this prospectus in one or more offerings for total proceeds of up to $20,000,000.

This prospectus provides you with a general description of our preferred and common stock and the offering.  Each time we offer preferred stock or common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  We will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” in this prospectus.

For investors outside the United States: We have done nothing that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States.  You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

________________________________________________

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement and information to which we have referred you, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  The information contained in this prospectus is complete and accurate only as of the date on the front cover, but the information may have changed since that date.  You must not rely on any unauthorized information or representation.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider before buying our securities.  You should read the entire prospectus carefully, especially the “Risk Factors” section in this prospectus, and our financial statements, related notes and other information incorporated by reference into this prospectus before deciding to invest in our securities.

Our Business

Navarre Corporation is a distributor and provider of complete logistics solutions for traditional and e-commerce retail channels. Our solutions support both direct-to-consumer (“DTC”) and business-to-business (“B2B”) sales channels. We are also a publisher of computer software.

Since our founding in 1983, we have established distribution relationships with major retailers including Best Buy, Wal-Mart/Sam’s Club, Apple, Amazon, Costco Wholesale Corporation, Staples, Target, Office Depot and OfficeMax. We distribute to nearly 31,000 retail and distribution center locations throughout the United States and Canada. We believe our established relationships throughout the supply chain permit us to offer products to our internet-based and retail customers and to provide our vendors with access to broad retail channels. In order to participate in the growing revenue streams resulting from e-commerce and fulfillment services, we are expanding the business services we offer.

Our business operates through two business segments — Distribution and Publishing.

Through our distribution business, we distribute computer software, consumer electronics and accessories and video games and provide fee-based logistical services. Our distribution business focuses on providing a range of value-added services, including electronic and internet-based ordering and gift card fulfillment. Our vendors include Symantec Corporation, Kaspersky Lab, Inc., Corel Corporation, Webroot Software, Inc., Nuance Communications, Inc., and McAfee, Inc. and our own publishing business.

Through our publishing business, we own or license various computer software brands. Our publishing business packages, brands, markets and sells directly to consumers, retailers, third-party distributors and our distribution business. Our publishing business currently consists of Encore Software, Inc. (“Encore”).

Encore publishes a variety of software products for the PC and Mac platforms. These products fall mainly into the print, personal productivity, education, family entertainment, and home and landscape architectural design software categories. Titles include The Print Shop, Print Master, Advantage, Mavis Beacon Teaches Typing, Punch Home Design, Bicycle and Hoyle PC Gaming. In addition to retail publishing, Encore also sells directly to consumers through its e-commerce websites.

On May 17, 2010, Encore completed the acquisition of substantially all of the assets of Punch!, a leading provider of home and landscape architectural design software in the United States. The acquisition of Punch! expanded our content ownership and our strategy to enhance gross margins.

We sold FUNimation Productions, Ltd. (“FUNimation”), a leading anime content provider, on March 31, 2011.

In fiscal 2009, a former component of our publishing business, BCI Eclipse Company, LLC (“BCI”), began winding down its licensing operations related to budget home video, and the wind-down was completed during the fourth quarter of fiscal 2010.

During October 2011, we implemented a series of initiatives, including a reduction in workforce and simplification of business structures and processes across the Company’s operations. Substantially all restructuring activities were complete by March 31, 2012. These actions were intended to increase operating efficiencies and provide additional resources to invest in product lines and service categories in order to execute our long-term growth strategy. In conjunction with the initiatives described above, we reviewed our portfolio of businesses to identify poor performing activities and areas where continued business investments would not meet our requirements for financial returns (collectively, “Restructuring Plan”).

On September 27, 2012, we entered into an Agreement and Plan of Merger with SpeedFC Inc. (“SpeedFC”), among other parties (the “Merger Agreement”), pursuant to which, if the merger is consummated, SpeedFC would merge with and into a wholly-owned subsidiary. The Merger Agreement is subject to several closing contingencies, including our ability to obtain satisfactory financing and our ability to obtain the necessary shareholder approval related to the share issuances which comprise a portion of the merger consideration. Our shareholder meeting is currently scheduled for November 8, 2012. For more information regarding the proposed merger and the Merger Agreement, please review our Current Report on Form 8-K filed with the SEC on September 28, 2012, and our Proxy Statement on Schedule 14A filed with the SEC on October 10, 2012, in particular the section therein entitled “Risk Factors,” both of which filings are incorporated herein by reference.

Company Information

We were incorporated in Minnesota in 1983.  Our principal executive offices are located at 7400 49th Avenue North, New Hope, Minnesota 55428, and our telephone number is (763) 535-8333.  Our website is www.navarre.com.  The information contained on our website is not a part of this prospectus.  We have included our website address in this prospectus as an inactive textual reference only.

Risk Factors

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled "Risk Factors" contained in any applicable prospectus supplement and our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

General Description of Securities We May Offer

We may offer shares of our preferred or common stock from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.  This prospectus provides you with a general description of the preferred or common stock we may offer.  In connection with each offering, we will provide a prospectus supplement that will describe the specific amounts, prices and the shares being offered and the terms under which they are being offered.  The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not included in the Registration Statement of which this prospectus is a part at the time of its effectiveness or offer a security of a type that is not described in this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Use of Proceeds

Except as otherwise may be described in the applicable prospectus supplement accompanying this prospectus, we expect to add substantially all of the net proceeds from the sale of the offered preferred or common stock to our general funds.  These funds will be used for general corporate purposes, including capital expenditures, repayment of long term and short term debt, working capital and the financing of future acquisitions.  We may also invest funds which are not required immediately in short-term, investment grade securities.
Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “NAVR.”  We have not applied to list our common stock on any other exchange or quotation system.

RISK FACTORS

An investment in our securities involves a high degree of risk and should be considered only by those persons who are able to afford a loss of their entire investment. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by any forward-looking statement. In particular, you should consider the numerous risks outlined below.  These risk factors are not exhaustive. Other sections of this prospectus, any prospectus supplement and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In evaluating our business, prospective investors should carefully consider the risk factors in addition to the other information included or incorporated by reference in this prospectus.

We derive a substantial portion of our total net sales from two customers. A reduction in sales to either of these customers, or another significant customer, could have a material adverse effect on our net sales and profitability.

For the fiscal year ended March 31, 2012, net sales to Best Buy and Wal-Mart/Sam’s Club, represented approximately 28% and 16%, respectively, of our total net sales, and, in the aggregate, approximately 44% of our total net sales.  For the fiscal year ended March 31, 2011, net sales to Best Buy and Wal-Mart/Sam’s Club, represented approximately 33% and 17%, respectively, of our total net sales, and, in the aggregate, approximately 50% of our total net sales. For the fiscal year ended March 31, 2010, net sales to Best Buy and Wal-Mart/Sam’s Club accounted for approximately 34% and 19%, respectively, of our total net sales, and, in the aggregate, approximately 53% of our total net sales. Substantially all of the products we distribute to these customers are supplied on a non-exclusive basis under arrangements that may be cancelled without cause and upon short notice. These arrangements do not include such material terms as the price of the goods purchased but rather principally address operational requirements of the transactions. None of our retail customers are required to make minimum purchases, including our largest customers. If we are unable to continue to sell our products to either of these customers, are unable to maintain our sales to these customers at current levels and cannot find other customers to replace these sales, or we receive a significant amount of returns from these customers, there would be an adverse impact on our net sales and profitability. We believe sales to these customers will continue to represent a significant percentage of our total net sales but there can be no assurance that we will continue to receive a significant amount of revenue from sales to any specific customer.

The loss of a significant vendor or manufacturer or a decline in the popularity of its products could negatively affect our product offerings and reduce our net sales and profitability.

A significant portion of net sales in recent years has been due to sales of computer software provided by software publishers such as Symantec Corporation and Kaspersky Lab, Inc. Symantec products accounted for approximately $92.8 million, $85.8 million and $102.9 million in net sales in the fiscal years ended March 31, 2012, 2011 and 2010, respectively. We have agreements in place with each of the vendors whose products we distribute, but, in most instances, such agreements are short-term in nature and may be cancelled without cause and upon short notice, typically 30 days. The agreements typically cover the right to distribute in the United States and Canada, but do not restrict the vendors from distributing their products through other distributors or directly to retailers and do not guarantee product availability to us for distribution. These agreements allow us to purchase the vendors’ products at a wholesale price and to provide various distribution and fulfillment services in connection with the vendors’ products. We believe these arrangements are standard for such vendors and are essentially operational requirements. If we were to lose our right to distribute products of any of the above computer software publishers or the popularity of such product were to decrease, our net sales and profitability would be adversely impacted.

Our future growth and success depends partly upon our ability to procure and renew popular product distribution agreements and to sell the underlying products. There can be no assurance that we will enter into new distribution agreements or that we will be able to sell products under existing distribution agreements. Further, our current distribution agreements may be terminated on short notice. The loss of a significant vendor could negatively affect our product offerings and, accordingly, our net sales. Similarly, a decrease in customer demand for such products could negatively affect our net sales.

Technology developments, particularly software as a service application, electronic transfer and downloading, could adversely affect our net sales, margins and results of operations.

The majority of our products are marketed and delivered on a physical delivery basis. If delivery of these products through software as a service applications (SaaS), on-demand offerings or technology transfers, such as electronic downloading through the internet or otherwise becomes more prevalent, then our retail and wholesale distribution business could be negatively impacted. As electronic transfer, on-demand and manufacturer software service applications grow, competition will continue to intensify and could negatively impact our net sales and margins. Furthermore, we may be required to spend significant capital to enter or participate in these delivery channels, or it may not be feasible for us to participate in these delivery channels if they are developed without the utilization of traditional distribution and retail structures. If we are unable to develop necessary vendor and customer relationships to facilitate entry into these markets or delivery methods or if the terms of these arrangements are not as favorable as those related to our physical product sales, our business may be materially harmed.

Our market is subject to rapid technological change and to compete we must continually enhance our systems to comply with evolving standards.

To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our services and the underlying infrastructure. If we are unable to adapt to changing market conditions, client requirements or emerging industry standards, our business could be adversely affected. The internet and e-commerce environments are characterized by rapid technological change, changes in user requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our technology and systems obsolete. Our success will depend, in part, on our ability to both internally develop and license leading technologies to enhance our existing services and to develop new services. We must continue to address the increasingly sophisticated and varied needs of our clients and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of proprietary technology involves significant technical and business risks. We may fail to develop new technologies effectively or to adapt our proprietary technology and systems to client requirements or emerging industry standards.

Our revenues are dependent on consumer preferences and demand, which can change at any time.

Our business and operating results depend upon the appeal of product concepts and programming to consumers, including the trends in the toy, game, computer software and entertainment businesses. A decline in the popularity of existing products or the failure of product concepts to achieve and sustain market acceptance could result in reduced overall revenues, which could have a material adverse effect on our financial condition and results of operations. Consumer preferences with respect to entertainment are continuously changing, are difficult to predict and can vary over time. There can be no assurance that:

•	any of the current product concepts will continue to be popular for any significant period of time;
•	any new product concepts will achieve commercial acceptance or be made available to us; or
•	any product’s life cycle will be sufficient to permit adequate profitability to recover license advances, guarantees, royalties, development, marketing and other costs.

Our failure to successfully anticipate, identify and react to consumer preferences could have a material adverse effect on revenues, profitability and results of operations. In addition, changes in consumer preferences may cause our revenues and results of operations to vary significantly between comparable periods.

We recently restructured our operations, which may result in additional or unanticipated restructuring charges, and we may not be able to achieve the cost savings expected from these restructuring efforts.

To improve our profitability, we implemented a series of restructuring initiatives during fiscal 2012. These changes were made principally to transition away from facilities, business processes and other assets that were in place to support now divested and non-core businesses.  These changes were also designed to support high-growth opportunities in the distribution of consumer electronics and accessories, to enhance e-commerce fulfillment business and to increase our market expansion in Canada. The Restructuring Plan is expected to generate annualized, pre-tax cost savings of $5.5-$6.5 million when fully implemented in fiscal year 2013.

However, we may not be able to achieve the level of benefits that we expect to realize from these or any future restructuring activities, within expected timeframes, or at all. Changes in the amount, timing and character of charges related to our current or future restructurings and the failure to complete, or a substantial delay in completing, our current and any future restructuring plan could have a material adverse effect on our results of operations.

A continued deterioration in the businesses or markets of significant customers, could harm our business.

During weak economic times there is an increased risk that certain of our customers will, among other things, reduce orders, delay payment for product purchased, or increase product returns. Our revenues could negatively be affected by a number of factors, including the following:

•	the credit available to our customers;
•	the opening and closing of retail stores;
•	product marketing and promotional activities; and
•	general economic changes affecting the buying pattern of consumers, particularly those changes affecting consumer demand for our products.

In addition, if a customer files for bankruptcy, we may be required to forego collection of pre-petition amounts owed and to repay amounts remitted to us during the 90-day preference period preceding the filing. The bankruptcy laws, as well as specific circumstances of each bankruptcy, may limit our ability to collect pre-petition amounts. Although we believe that we have sufficient reserves to cover our exposure resulting from anticipated customer difficulties, bankruptcies or defaults, we can provide no assurance that such reserves will be adequate. If they are not adequate, our business, operating results and financial condition could be adversely affected.

Our business is seasonal and variable in nature and, as a result, the level of sales and profitability during our peak season could adversely affect our results of operations and liquidity.

Traditionally, our third quarter (October 1-December 31) has accounted for our largest quarterly revenue figures and a substantial portion of our earnings. Our third quarter accounted for 31.9%, 30.0% and 25.4% of our net sales for the fiscal years ended March 31, 2012, 2011 and 2010, respectively. As a distributor of products ultimately sold to consumers, our business is affected by the pattern of seasonality common to other suppliers of retailers, particularly during the holiday season. Because of this seasonality, if we or our customers experience a weak holiday season or poor weather conditions, or if we provide price protection for sales during the holiday season or decide to increase our inventory levels to meet anticipated customer demand, our financial results and liquidity could be negatively affected. Our borrowing levels and inventory levels typically increase substantially during the holiday season.

Growth of our non-U.S. sales and operations could subject us to additional risks that could harm our business.

Recently, we have generated increasing amounts of sales outside of the Unites States, mainly in connection with our Canadian operations. Although increasing in number, we have a limited number of customers in Canada.  The majority of the sales and purchasing activity related to these customers results in receivables and accounts payables denominated in Canadian dollars.  These transactions expose us to foreign currency exchange risks because gain or loss on these activities is a function of the foreign exchange rate, over which we have no control. In addition, our non-U.S. operations are subject to a variety of risks, which could cause fluctuations in our results. These additional risks include, but are not limited to:

•	compliance with foreign regulatory and market requirements;
•	variability of foreign economic, political and labor conditions;
•	changing restrictions imposed by regulatory requirements, tariffs or other trade barriers or by U.S. import and export laws;
•	potentially adverse tax consequences;
•	difficulties in protecting intellectual property;
•	burdens of complying with foreign laws; and
•	as we generate cash flow in non-U.S. jurisdictions, we may experience difficulty transferring such funds to the U.S. in a tax efficient manner.

Any one or more of these factors could have an adverse effect on our business, financial condition and operating results.

We rely on insurance to mitigate some risks facing our business, and to the extent our insurance does not mitigate such risks or our insurers are unable to meet their obligations, our operating results may be negatively impacted.

We contract for insurance to cover certain potential risks and liabilities. It is possible that we may not be able to purchase enough insurance to meet our needs, may have to pay very high prices for the coverage we do obtain, have very high deductibles or may not be able to, or may choose not to, acquire any insurance for certain types of business risk. This could leave us exposed to potential claims. If we were found liable for a significant, underinsured or uninsured claim in the future, our operating results could be negatively impacted. Also, to the extent the cost of maintaining insurance increases, our operating results could be negatively affected. Additionally, we are subject to the risk that one or more of our insurers may become insolvent and would be unable to pay a claim that may be made in the future. There can be no assurance that our insurance will be adequate to protect us from pending and future claims. In addition, we are required to maintain insurance coverage under some of our agreements with our clients. If we are not able to or do not maintain the required insurance coverage, we could breach those agreements.

Increased counterfeiting or piracy may negatively affect the demand for our home entertainment products.

Certain product categories that we sell can be adversely affected by counterfeiting, piracy and parallel imports, and also by websites and technologies that allow consumers to illegally download and access this content. Increased proliferation of these alternative access methods to these products could impair our ability to generate net sales and could cause our business to suffer.

We may not be able to successfully protect our intellectual property rights.

We rely on a combination of copyright, trademark and other proprietary rights laws to protect the intellectual property we license. Third parties may try to challenge the ownership of such intellectual property by us or our licensors. In addition, our business is subject to the risk of third parties infringing on our intellectual property rights or those of our licensors and producing counterfeit products. If we need to resort to litigation in the future to protect our intellectual property rights or those of our licensors, such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business and competitive position.

As a result of current economic conditions, intellectual property we license may be subject to heightened non-litigation risks, as well, including the risk that our licensors or their parents, subsidiaries or affiliates may seek protection under bankruptcy laws.  Although we believe that we would continue to retain our rights to license intellectual property in such circumstances, there can be no assurance that our rights or our licensors obligations (including any obligation to provide, among other things, updates to licensed intellectual property or software updates) would not be modified, reduced or eliminated in a bankruptcy proceeding.  Such a result could significantly harm our business and financial results.

Our failure to diversify our business could harm us.

We are continuing our efforts to diversify our business. This has placed, and will continue to place, demands on our personnel, as well as on our operational and financial infrastructure. To effectively manage our diversification efforts, we will need to continue to expand, improve and adapt our personnel, operations, infrastructure and our financial and information management systems and continue to implement adequate controls. These enhancements and improvements are likely to be complex and could require significant operating expenses, capital expenditures and allocation of valuable management resources. We may also have to expand our management team by recruiting and employing additional experienced executives and employees. If we are unable to adapt our systems and business, put adequate controls in place and adapt our management team in a timely manner to accommodate our diversification, our business may be adversely affected.

The loss of key personnel could affect the depth, quality and effectiveness of our management team. In addition, if we fail to attract and retain qualified personnel, the depth, quality and effectiveness of our management team and employees could be negatively affected.

We depend on the services of our key personnel because of their experience in the distribution, publishing and licensing areas. The loss of the services of one or several of our key employees could result in the loss of customers or vendor relationships, or otherwise inhibit our ability to operate and diversify our business successfully.

Our ability to enhance and develop markets for our current products and to introduce new products to the marketplace also depends on our ability to attract and retain qualified management personnel. We compete for such personnel with other companies and organizations, many of which have substantially greater capital resources and name recognition than we do. If we are not successful in recruiting or retaining such personnel, it could have a material adverse effect on our business.

If we fail to meet our significant working capital requirements or if our working capital requirements increase substantially, our business and prospects could be adversely affected.

As a distributor and publisher, we purchase and license products directly from manufacturers and content developers for resale to retailers. As a result, we have significant working capital requirements, principally to acquire inventory, procure licenses and finance accounts receivable. Our working capital needs will increase as our inventory, licensing activities and accounts receivable increase in response to growth and/or seasonality. In addition, license advances, prepayments to enhance margins, investments and inventory increases to meet customer requirements could increase our working capital needs. The failure to obtain additional financing or maintain working capital credit facilities on reasonable terms in the future could adversely affect our business. In addition, if the cost of financing is too expensive or not available, it could require a reduction in our distribution or publishing activities.

We rely upon bank borrowings and vendor credit and payment terms to fund our general working capital and other needs and it may be necessary for us to secure additional financing in the future. If we were unable to borrow under our credit facility, obtain acceptable vendor terms or were otherwise unable to secure sufficient financing on acceptable terms or at all, our ability to grow or profit could be adversely affected.

Product returns or inventory obsolescence could reduce our sales and profitability or negatively impact our liquidity.

We maintain a significant investment in product inventory. Like other companies operating in our industry, product returns from our retail customers are significant when expressed as a percentage of revenues. Adverse financial or other developments with respect to a particular supplier or product could cause a significant decline in the value and marketability of our products, possibly making it difficult for us to return products to a supplier or recover our initial product acquisition costs. Under such circumstances, our sales and profitability, including our liquidity, could be adversely affected. We maintain a sales return reserve based on historical product line experience rates. There can be no assurance that our reserves will be adequate to cover potential returns.

We are subject to the risk that our inventory values may decline due to, among other things, changes in demand and that protective terms under our supplier agreements may not adequately cover the decline in values, which could result in lower gross margins or inventory write-downs.

The demand for products that we sell and distribute is subject to rapid technological change, new and enhanced product specification requirements, consumer preferences and evolving industry standards. These changes may cause our inventory to decline substantially in value or to become obsolete which may occur in a short period of time. We offer no assurance that price protection or inventory returnability terms may not change or be eliminated in the future, that unforeseen new product developments will not materially adversely affect our revenues or profitability or that we will successfully manage our existing and future inventories.

In our distribution business, we generally are entitled to receive a credit from certain suppliers for products returned to us based upon the terms and conditions with those suppliers. If major suppliers decrease or eliminate the availability of price protection or inventory returnability to us, such a change in policy could lower our gross margins or cause us to record inventory write-downs. We are also exposed to inventory risk to the extent that supplier protections are not available on all products or quantities and are subject to time restrictions. In addition, suppliers may become insolvent and unable to fulfill their protection obligations to us. As a result, these policies do not protect us in all cases from declines in inventory value or product demand.

In our publishing business, prices could decline due to decreased demand and, therefore, there may be greater risk of declines in our owned inventory value. To the extent that our publishing business has not properly reserved for inventory exposure or price reductions needed to sell remaining inventory, our profitability may suffer.

Further impairment in the carrying value of our assets could negatively affect our consolidated results of operations and net worth.

We recorded significant impairment charges to goodwill and other assets during the fiscal year ended March 31, 2012. We evaluate assets on the balance sheet whenever events or a change in circumstance indicates that their carrying value may not be recoverable. Materially different assumptions regarding the future performance of our businesses could result in additional asset impairment charges which could negatively affect our operating results and potentially result in future operating losses.

We have significant credit exposure and negative product demand trends or other factors could cause us significant credit loss.

We provide credit to our customers for a significant portion of our net sales. We are subject to the risk that our customers will not pay for the products they have purchased. This risk may be increased with respect to goods provided under our consignment programs due to our lack of physical control over the inventory. This risk may increase if our customers experience decreases in demand for their products and services or become less financially stable due to adverse economic conditions or otherwise. If there is a substantial deterioration in the collectability of our receivables, our earnings and cash flows could be adversely affected.

In addition, from time to time, we may make royalty advances, or invest in, other businesses. These business or investment opportunities may not be successful, which could result in the loss of our invested capital.

We may not be able to adequately adjust our cost structure in a timely fashion in response to a decrease in net sales, which may cause our profitability to suffer.

A significant portion of our selling, general and administrative expense is comprised of personnel, facilities and costs of invested capital. If we were to experience additional declines in our net sales, we may not be able to exit facilities, reduce personnel, improve business processes, reduce inventory or make other significant changes to our cost structure without significant disruption to our operations or without significant termination and exit costs. Additionally, if management is not able to implement such actions in a timely manner, or at all, to offset a shortfall in net sales and gross profit, our profitability could suffer.

Our distribution and publishing businesses operate in highly competitive industries and compete with large national firms. Further competition, among other things, could reduce our sales volume and margins.

The distribution business is highly competitive. Our competitors in the distribution business include other national and regional distributors as well as suppliers that sell directly to retailers. These competitors include the distribution affiliates of Ingram Micro, Inc., Ingram Entertainment, Tech Data Corporation, D&H Distribution, Activision, Dr. Bott LLC and Synnex Corporation.

Our competitors in the publishing business include both independent national publishers as well as large international firms. These competitors include Topics Entertainment, Nova/Avanquest, Valusoft and Phantom EFX. Certain of our competitors have substantially greater financial and other resources than we have. Our ability to compete effectively in the future depends upon a number of factors, including our ability to: obtain national distribution contracts and licenses with manufacturers/vendors; obtain publishing rights with various rights holders and brand owners; maintain our margins and volume; expand our sales through a varied range of products and personalized services; anticipate changes in the marketplace including technological developments and consumer interest in our products; and maintain operating expenses at an appropriate level.  Our failure to perform adequately one or more of the foregoing may materially harm our business.

Competition in the home entertainment and multimedia products industries is intense and is often based on price. Distributors generally experience low gross profit margins and operating margins. Consequently, our distribution profitability is highly dependent upon achieving effective cost and management controls and maintaining sales volumes. A material decrease in our gross profit margins or sales volumes would harm our financial results.

We depend on third party shipping and fulfillment companies for the delivery of our products.

We rely almost entirely on arrangements with third party shipping and fulfillment companies, principally UPS, for the delivery of our products. The termination of our arrangements with one or more of these third party shipping companies, or the failure or inability of one or more of these third party shipping companies to deliver products on a timely or cost efficient basis from suppliers to us, or products from us to our reseller customers or their end-user customers, would significantly disrupt our business and harm our reputation and net sales. Furthermore, an increase in amounts charged or the implementation of surcharges by these shipping companies could negatively affect our gross margins and earnings.

We subcontract a portion of our client services to third parties, and we are subject to various risks and liabilities if such subcontractors do not provide the subcontracted services or provide them in a manner that does not meet required service levels.

We currently, and may in the future, subcontract to one or more third parties a business services offering. Under the terms of our contracts with our business service clients we are liable to provide such subcontracted services and may be liable for the actions and omissions of such subcontractors. In the event our subcontractor fails to provide the subcontracted services in compliance with required services levels, or otherwise breaches its obligations, or discontinues its business, whether as the result of bankruptcy, insolvency or otherwise, we may be required to provide such services at a higher cost to us and may otherwise be liable for various costs and expenses related to such event. In addition, any such failure may damage our reputation and otherwise result in a material adverse effect upon our business and financial condition.

Developing software is complex, costly and uncertain and operational errors or defects in such products could result in liabilities and/or impair such products’ marketability.

The process of developing new software and/or enhancing existing products is complex, costly and uncertain. Any failure by us to anticipate customers’ changing needs and emerging trends accurately could harm the value of our investment in software development activities. In connection with these activities, we must make long-term investments, develop or obtain appropriate intellectual property and commit resources before knowing whether our predictions will accurately reflect customer demand for our products. Failure to successfully develop and/or sell these products could result in the loss/impairment of our investment, which could negatively impact our results of operations.

In addition, existing and future products may develop operational problems or contain undetected defects or errors. If we do not discover such defects, errors, or other operational problems until after a product has been released and used by the customer, we may incur significant costs to correct such defects, errors, or other operational problems, including product liability claims or other contract liabilities to customers. Moreover, defects or errors in our products may result in claims for damages and questions regarding the integrity of the products, which could cause adverse publicity and impair their market acceptance.

We depend on a variety of systems for our operations, and a failure of these systems could disrupt our business and harm our reputation and net sales and negatively impact our results of operations.

We depend on a variety of systems for our operations. These systems support our operating functions, including inventory management, order processing, shipping, receiving and accounting. Certain of these systems are operated by third parties and their performance may be outside of our control. Any failures or significant downtime in our systems could prevent us from taking customer orders, printing product pick-lists, and/or shipping product. It could also prevent customers from accessing our price and product availability information.

From time to time we may acquire other businesses having information systems and records, which may be converted and integrated into our information systems. This can be a lengthy and expensive process that results in a material diversion of resources from other operations. As our needs for technology evolve, we may experience difficulty or significant cost in upgrading or significantly replacing our systems.

We also rely on the internet for a portion of our orders and information exchanges with our customers. The internet and individual websites can experience disruptions and slowdowns. In addition, some websites have experienced security breakdowns. Our website could experience material breakdowns, disruptions or breaches in security. If we were to experience a security breakdown, disruption or breach that compromised sensitive information, this could harm our relationship with our customers or suppliers or result in claims. Disruption of our website or the internet in general could impair our order processing or more generally prevent our customers and suppliers from accessing information, which could cause us to lose business.

We believe customer information systems and product ordering and delivery systems, including internet-based systems, are becoming increasingly important in the distribution of our products and services. Although we seek to enhance our customer information systems by adding new features, we offer no assurance that competitors will not develop superior customer information systems or that we will be able to meet evolving market requirements by upgrading our current systems at a reasonable cost, or at all. Our inability to develop and maintain competitive customer information systems could cause our business and market share to suffer.

Any future acquisitions or divestitures could result in disruptions to our business by, among other things, distracting management time and diverting financial resources. Further, if we are unsuccessful in integrating acquired companies into our business, it could materially and adversely affect our financial condition and operating results.

If we make acquisitions or divestitures, a significant amount of management’s time and financial resources may be required to complete the acquisition or divestiture and integrate the acquired business into our existing operations or divest a business from our operations. Even with this investment of management time and financial resources, an acquisition may not produce the revenue, earnings or business synergies anticipated. Acquisitions involve numerous other risks, including assumption of unanticipated operating problems or legal liabilities, problems integrating the purchased operations, technologies or products, diversion of management’s attention from our core businesses, adverse effects on existing business relationships with suppliers and customers, incorrect estimates made in the accounting for acquisitions and amortization of acquired intangible assets that would reduce future reported earnings (goodwill impairments), ensuring acquired companies’ compliance with the requirements of the Sarbanes-Oxley Act of 2002 and potential loss of customers or key employees of acquired businesses. We cannot assure you that if we make any future acquisitions, investments, strategic alliances, joint ventures or divest a component of our business, that such transactions will be completed in a timely manner or achieve anticipated results, that they will be structured or financed in a way that will enhance our business or creditworthiness or that they will meet our strategic objectives or otherwise be successful. In addition, we may not be able to secure the financing necessary to consummate future acquisitions, and future acquisitions and investments could involve the issuance of additional equity securities or the incurrence of additional debt, which could harm our financial condition or creditworthiness or result in dilution. Moreover, we may be unable to locate a suitable candidate with whom to accomplish an acquisition or divestiture, or may be unable to do so on terms favorable to us, which failure could negatively impact our profitability.

Interruption of our business or catastrophic loss at any of our facilities could lead to a curtailment or shutdown of our business.

We receive, manage, distribute and process returns of our inventory from a centralized warehouse and distribution facility that is located adjacent to our corporate headquarters and a warehouse and distribution facility in Ontario, Canada. An interruption in the operation of or in the service capabilities at these facilities as a result of equipment failure or other reasons could result in our inability to distribute products, which would reduce our net sales and earnings for the affected period. In the event of a stoppage at such facilities, even if only temporary, or if we experience delays as a result of events that are beyond our control, delivery times to our customers and our relationship with such customers could be severely affected. Any significant delay in deliveries to our customers could lead to increased returns or cancellations and cause us to lose future sales. Our facilities are also subject to the risk of catastrophic loss due to unanticipated events such as fires, explosions, violent weather conditions or other natural disasters. We may experience a shutdown of our facilities or periods of reduced production as a result of equipment failure, delays in deliveries or catastrophic loss, which could have a material adverse effect on our business, results of operations or financial condition.

Future terrorist or military actions could result in disruption to our operations or loss of assets.

Future terrorist or military actions, in the U.S. or abroad, could result in destruction or seizure of assets or suspension or disruption of our operations. Additionally, such actions could affect the operations of our suppliers or customers, resulting in loss of access to products, potential losses on supplier programs, loss of business, higher losses on receivables or inventory, or other disruptions in our business, which could negatively affect our operating results. We do not carry insurance covering such terrorist or military actions, and even if we were to seek such coverage and such coverage was available, the cost likely would not be commercially reasonable.

If one or more jurisdictions successfully assert that we should collect or should have collected sales or other taxes on the sale of our merchandise over the internet, our business could be harmed.

The application of sales tax or other similar taxes to interstate and international sales over the internet is complex and evolving. One or more local, state or foreign jurisdictions may seek to impose past and future sales tax obligations on us or other out-of-state companies that engage in e-commerce. If one or more states or any foreign country successfully asserts that we should collect sales or other taxes on the sale of merchandise for which we are not currently collecting taxes, it could result in potentially material tax liability for past sales, decrease future sales and otherwise harm our business.

Our ability to use net operating loss carryforwards to reduce future tax payments may be limited.

As of March 31, 2012, we had estimated available federal net operating loss carry-forwards (“NOLs”) of $82.7 million for federal income tax purposes that begin to expire in 2029. Our ability to use these NOLs will be dependent on our ability to generate future taxable income and may expire before we generate sufficient taxable income.

Section 382 of the Internal Revenue Code (“Section 382”) imposes limitations on a corporation’s ability to utilize NOLs if it experiences an “ownership change.” In general terms, an ownership change may result from transactions increasing the ownership of certain shareholders in the stock of a corporation by more than 50 percentage points over a three-year period. In the event of an ownership change, utilization of our NOLs would be subject to an annual limitation under Section 382. Any unused NOLs in excess of the annual limitation may be carried over to later years.

We may be unable to refinance our debt facility.

We have the ability, subject to borrowing base requirements, to borrow up to $50.0 million under our revolving credit facility and an additional $20.0 million under certain circumstances. We may need to refinance all or a portion of our indebtedness on or before the maturity date of our revolving credit facility (December 2016). Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition at the time;
•	the amount of financing outstanding and lender requirements at the time;
•	restrictions in our credit agreement or other outstanding indebtedness; and
•	other factors, including the condition of the financial markets or the distribution and publishing markets.

As a result, we may not be able to refinance any of our indebtedness on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales are not available to us, we may not have sufficient cash to enable us to meet all of our obligations.

Our credit agreement contains significant restrictions that limit our operating and financial flexibility.

Our credit agreement requires us to maintain specified financial ratios and includes other covenants. We may be unable to meet such ratios and covenants. Any of these restrictions may limit our ability to execute our business strategy. Moreover, if operating results fall below current levels, we may be unable to comply with these covenants. If that occurs, our lenders could accelerate our indebtedness, in which case we may not be able to repay all of our indebtedness.

We may be able to incur additional indebtedness, which could further exacerbate the risks associated with our current indebtedness level.

The level of our indebtedness could have important consequences.  We and our subsidiaries may be able to incur substantial additional indebtedness in the future. If we or our subsidiaries incur additional indebtedness or other obligations, the related risks that we face could be magnified.

Changes to financial accounting standards may affect our reported results of operations.

Our financial statements conform to United States generally accepted accounting principles (“GAAP”).  GAAP is subject to interpretation by the Financial Accounting Standards Board, the Securities and Exchange Commission and various bodies formed to interpret and create appropriate accounting policies.  A change in those policies or interpretations could have a significant effect on our reported results and could even affect our reporting of transactions that were completed before a change is announced.  Financial reporting and accounting rules affect many aspects of our business, including rules relating to accounting for revenue recognition and operating leases, which are currently under review.  Changes to those rules or interpretations of those rules, may have a material adverse effect on our financial results.

The expansion of our e-Commerce business has inherent cybersecurity risks that may disrupt our business.

Our strategic plans to grow e-Commerce net sales may increase our exposure to cybersecurity risks. A compromise of our security systems could result in a service disruption, or customers’ personal information or our proprietary information being obtained by unauthorized users. Although we have implemented processes to mitigate the risks of security breaches and cyber incidents, there can be no assurance that such an attack will not occur. Any breach of our security could result in violation of privacy laws, potential litigation, and a loss of confidence in our security measures, all of which could have a negative impact on our financial results and reputation.

Risks Relating to Our Common Stock

Fluctuations in our stock price could impair our ability to raise capital and make an investment in our securities undesirable.

During fiscal 2012, the last reported price of our common stock as quoted on The NASDAQ Global Market ranged from a low of $1.40 to a high of $2.05. We believe factors such as the market’s acceptance of our business and products, the performance of our business relative to market expectations, as well as general volatility in the securities markets, could cause the market price of our common stock to fluctuate substantially. In addition, the stock markets have experienced price and volume fluctuations, resulting in changes in the market prices of the stock of many companies, which may not have been directly related to the operating performance of those companies. Fluctuations in our stock price could impair our ability to raise capital and could make an investment in our securities undesirable.

The exercise of outstanding options may adversely affect our stock price.

As of March 31, 2012, options to purchase 2,289,334 shares of our common stock were outstanding, of which 940,002 options were exercisable as of that date. Our outstanding options are likely to be exercised at a time when the market price for our common stock is higher than the exercise prices of the options. If holders of these outstanding options sell the common stock received upon exercise, it may have a negative effect on the market price of our common stock.

Our anti-takeover provisions, our ability to issue preferred stock and our staggered board may discourage takeover attempts that could be beneficial for our shareholders.

We are subject to Sections 302A.671 (Control Share Acquisitions) and 302A.673 (Business Combinations) of the Minnesota Business Corporation Act, which may have the effect of limiting third parties from acquiring significant amounts of our common stock without our approval. These laws, among others, may have the effect of delaying, deferring or preventing a third party from acquiring us or may serve as a barrier to shareholders seeking to amend our articles of incorporation or bylaws. Our articles of incorporation also permit us to issue preferred stock, which could allow us to delay or block a third party from acquiring us. The holders of preferred stock could also have voting and conversion rights that could adversely affect the voting power of the holders of the common stock. Finally, our articles of incorporation and bylaws divide our board of directors into three classes that serve staggered, three-year terms. Each of these factors could make it difficult for a third party to effect a change in control of us. As a result, our shareholders may lose opportunities to dispose of their shares at the higher prices typically available in takeover attempts or that may be available under a merger or other proposal.

In addition, these measures may have the effect of permitting our current directors to retain their positions and place them in a better position to resist changes that our shareholders may wish to make if they are dissatisfied with the conduct of our business.

We currently do not intend to pay dividends on our common stock and, consequently, there will be no opportunity for our shareholders to achieve a return on their investment through dividend payments.

We currently do not plan to declare dividends on shares of our common stock in the foreseeable future. Further, the payment of dividends by us is restricted by our credit facility and loan agreements. Consequently, shareholders should not expect an opportunity to achieve a return on their investment through dividend payments.

Our directors may not be held personally liable for certain actions, which could discourage shareholder suits against them.

Minnesota law and our articles of incorporation and bylaws provide that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage shareholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on behalf of us against a director. In addition, our bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Minnesota law.

Other Risks

Our business operates in a continually changing environment that involves numerous risks and uncertainties. It is not reasonable for us to itemize all of the factors that could affect us and/or the products and services or the distribution industry or the publishing industry as a whole. Future events that may not have been anticipated or discussed here could adversely affect our business, financial condition, results of operations or cash flows.

Thus, the foregoing is not a complete description of all risks relevant to our future performance, and the foregoing risk factors should be read and understood together with and in the context of similar discussions which may be contained in the documents that we file with the SEC in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein by reference and any other written or oral statements made by or on our behalf include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements reflect our current views with respect to future events and future financial performance and do not relate only to historical matters.  You can identify these forward-looking statements by our use of the words “believes,” “anticipates,” “forecasts,” “projects,” “could,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates,” “hopes,” and similar expressions, whether in the negative or affirmative.  We wish to caution you that any forward-looking statements made by us or on our behalf are subject to uncertainties and other factors that could cause such statements to be wrong. We cannot guarantee that we actually will achieve these plans, intentions or expectations. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These statements are only predictions and speak only of our views as of the date the statements were made. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity and/or performance or achievements. We do not assume any obligation to update or revise any forward-looking statements that we make, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations herein and in our most recent Annual Report on Form 10-K filed on May 25, 2012 including, without limitation, under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation” and other documents we file with the SEC and that are incorporated herein by reference, all of which you should review carefully. Although we have attempted to list comprehensively these important factors, we also wish to caution investors that other factors may prove to be important in the future in affecting our operating results. New factors emerge from time to time, and it is not possible for us to predict all of these factors, nor can we assess the impact each factor or combination of factors may have on our business.

INFORMATION WE HAVE INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and may supersede this information. We are incorporating by reference into this prospectus our:

•	Annual Report on Form 10-K for the year ended March 31, 2012 filed with the SEC on May 25, 2012, as amended on July 26, 2012;
•	Quarterly Report on Form 10-Q for the three months ended June 30, 2012 filed with the SEC on August 1, 2012;
•	Current Reports on Form 8-K filed with the SEC on May 30, 2012, August 29, 2012, and September 28, 2012;
•	Proxy Statement on Schedule 14A filed with the SEC on October 10, 2012; and
•	The description of our common stock contained in the Registration Statement on Form 8-A filed November 1993, including any amendments or reports for the purpose of updated such information.

All documents we file (but not furnish) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to effectiveness of the registration statement shall be assumed incorporated by reference into this prospectus.  All documents we file (but not furnish) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering are also incorporated by reference and are an important part of this prospectus. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that have been or may be incorporated by reference in the prospectus (other than exhibits to such documents that are not specifically incorporated by reference into such documents). Your requests should be directed to our Secretary at our principal executive offices at:

Navarre Corporation
7400 49th Avenue North
New Hope, Minnesota 55428
Telephone: (763) 535-8333

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s public reference facilities at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Our filings are also available free of charge at the SEC’s website at http://www.sec.gov. You may also obtain copies of such materials by calling the SEC at 1-800-SEC-0330, or by mail from the Public Reference Room at 100 F Street NE, Washington, D.C. 20549.

This prospectus is part of a Registration Statement on Form S-3, as amended, or the Registration Statement, we filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the Registration Statement. For more information about us and our common stock and other securities, you should read the Registration Statement and its exhibits and schedules. Copies of the Registration Statement, including its exhibits, may be inspected without charge at the offices of the SEC or obtained at prescribed rates from the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of the Registration Statement may be obtained without charge via the SEC’s website.

USE OF PROCEEDS

Except as otherwise may be described in the applicable prospectus supplement accompanying this prospectus, we expect to add substantially all of the net proceeds from the sale of the offered preferred or common stock to our general funds.  These funds will be used for general corporate purposes, including capital expenditures, repayment of long term and short term debt, working capital and the financing of future acquisitions.  We may also invest funds which are not required immediately in short-term, investment grade securities.

GENERAL DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer shares of our preferred or common stock from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.  This prospectus provides you with a general description of the preferred or common stock we may offer.  In connection with each offering, we will provide a prospectus supplement that will describe the specific amounts, prices and the shares being offered and the terms under which they are being offered.  The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not included in the Registration Statement of which this prospectus is a part at the time of its effectiveness or offer a security of a type that is not described in this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Minnesota Business Corporation Act and our articles of incorporation, as amended, and bylaws. This description does not purport to be complete and is qualified in its entirety by reference to the terms of the articles of incorporation and bylaws.  See “Where You Can Find More Information.”

Our authorized capital stock consists of 110,000,000 shares no par value per share, of which 100,000,000 shares have been designated as common stock and 10,000,000 shares have been designated as preferred stock.  As of October 16, 2012 , we had 37,193,454 shares of our common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Each shareholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the shareholders for their vote. Holders of our common stock do not have cumulative voting rights. As a result, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled ratably to any dividend declared by the board of directors out of funds legally available for this purpose. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock. The outstanding shares of our common stock are fully paid and nonassessable, and any shares of common stock issued in an offering pursuant to this prospectus, when issued, will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

This section describes the general terms and provisions of our preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the State of Minnesota and the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions.

Our board of directors has been authorized to provide for the issuance of up to 10,000,000 shares of our preferred stock in multiple series without the approval of shareholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms, among others:

•	the designation of the series;
•	the number of shares within the series;
•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;
•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;
•	whether interests in the shares of preferred stock will be represented by depositary shares;
•	whether the shares are redeemable, the redemption price and the terms of redemption;
•	the amount payable to you for each share you own if we dissolve or liquidate;
•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;
•	any restrictions on issuance of shares in the same series or any other series;
•	voting rights applicable to the series of preferred stock; and
•	any other rights, priorities, preferences, restrictions or limitations of such series.

Holders of shares of preferred stock will be subordinate to the rights of our general creditors. Shares of our preferred stock that we issue in accordance with their terms will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing, among other rights and preferences, class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Restricted Stock, Options and Warrants

As of June 30, 2012, 438,915 unvested restricted stock awards with a weighted average grant date fair value of $1.74 were outstanding. These restricted stock awards vest over three years based on service criteria or achievement of performance targets. All restricted stock awards are settled in shares of common stock and such shares are included within our calculation of outstanding shares.

As of June 30, 2012, there were options held by our employees and others to purchase an aggregate of 2,208,666 shares of common stock.  Of the outstanding options, 887,834 options were exercisable at June 30, 2012 at a weighted average exercise price of $2.07 per share. The weighted-average fair value of options granted during the three months ended June 30, 2012 was $82,000 and the total fair value of options exercisable was $1.3 million at June 30, 2012. The weighted-average remaining contractual term for options outstanding was 8.0 years and for options exercisable was 6.5 years at June 30, 2012. At June 30, 2012, we had 3,547,825 options available for grant under our option plans.  As of June 30, 2012, the average weighted exercise price of all outstanding options was $2.07 per share.

Anti-Takeover Effects of Certain Provisions of Minnesota Law

Certain provisions of Minnesota law described below could have an anti-takeover effect. These provisions are intended to provide management flexibility, to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage an unsolicited takeover if our board of directors determines that such a takeover is not in our best interests or the best interests of our shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire us that could deprive our shareholders of opportunities to sell their shares of our stock at higher values.

Section 302A.671 of the Minnesota Business Corporation Act applies, with certain exceptions, to any acquisitions of our stock (from a person other than us, and other than in connection with certain mergers and exchanges to which we are a party) resulting in the beneficial ownership of 20% or more of the voting stock then outstanding. Section 302A.671 requires approval of any such acquisition by a majority vote of our shareholders prior to its consummation. In general, shares acquired in the absence of such approval are denied voting rights and are redeemable by us at their then-fair market value within 30 days after the acquiring person has failed to give a timely information statement to us or the date the shareholders voted not to grant voting rights to the acquiring person’s shares.

Section 302A.673 of the Minnesota Business Corporation Act generally prohibits any business combination by us, or any of our subsidiaries, with an interested shareholder, which means any shareholder that purchases 10% or more of our voting shares within four years following such interested shareholder’s share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of our board of directors before the interested shareholder’s share acquisition date.

Indemnification of Certain Persons

Minnesota law and our articles of incorporation and bylaws provide that we will, under certain circumstances and subject to certain limitations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with us against judgments, penalties, fines, settlements and reasonable expenses. Any such person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

Limitations on Director Liability

Our articles of incorporation limit personal liability for breach of the fiduciary duty of our directors to the fullest extent provided by Minnesota law. Such provisions eliminate the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director’s duty of loyalty to us or our shareholders, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct or knowing violation of law, liability based on payments of improper dividends, liability based on a transaction from which the director derives an improper personal benefit, liability based on violation of state securities laws, and liability for acts occurring prior to the date such provision was added. Any amendment to or repeal of such provisions will not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Special Provisions of Articles of Incorporation

Our articles of incorporation divides our board of directors into three classes of directors serving staggered, three-year terms. Vacancies, and newly-created directorships resulting from any increase in the size of our board, must be filled by our board, even if the directors then on the board do not constitute a quorum or only one director is left in office. These provisions, together with the provisions of the Minnesota Business Corporation Act, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirers from making an offer to our shareholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our shareholders might benefit from such a change in control or offer.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “NAVR.”  We have not applied to list our common stock on any other exchange or quotation system.

PLAN OF DISTRIBUTION

We may sell the offered securities pursuant to this prospectus:

•	directly to purchasers;
•	to or through underwriters;
•	through dealers or agents; or
•	through a combination of methods.

We may distribute the shares from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

The prospectus supplement with respect to the shares being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price of the securities, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in an offering, we will sign an underwriting agreement with the underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the shares to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The shares may be sold directly by us or through agents we designate. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933) of the securities described therein. In addition, we may sell the shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933 or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us in the ordinary course of business.

Any shares sold pursuant to a prospectus supplement will be eligible for listing and trading on Nasdaq, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

The validity of the shares being offered hereby is being passed upon for us by Winthrop & Weinstine, P.A., Minneapolis, Minnesota.  We received certain advice from our legal counsel in connection with the matters described herein.  Such legal advice is solely for our benefit and not for any shareholder or prospective investor. Purchasers of the securities offered hereby are not entitled to rely on any such advice and should not consider any such counsel to represent them or their interests.

EXPERTS

The audited consolidated financial statements and schedules and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference into this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

$20,000,000
Navarre Corporation

Shares of
Preferred Stock
Common Stock

PROSPECTUS

____________, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All of such expenses, except for the SEC registration fee, are estimated.

SEC registration fee	$1,116
Legal fees	15,000
Accountant’s fees and expenses	15,000
Registrar’s and transfer agent’s fees	500
Printing expenses	1,000
Miscellaneous	384
Total	$33,000

Item 15.  Indemnification of Directors and Officers

Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person’s performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

Provisions regarding indemnification of officers and directors of the Company are contained in the Company’s Articles of Incorporation and Bylaws. The Company also maintains a director and officer liability policy.

Reference is made to Item 17(d) for our undertakings with respect to indemnification for liabilities arising under the Securities Act of 1933.

Item 16.  Exhibits

The exhibits are described on the Exhibit Index to this Registration Statement on Form S-3.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(e) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
If the securities registered are to be offered at competitive bidding, the undersigned registrant hereby undertakes: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, State of Minnesota, on October 22, 2012.

NAVARRE CORPORATION
/s/ Richard S Willis
Richard S Willis President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Richard S Willis and Ryan F. Urness, or either of them, such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of Navarre Corporation and any or all amendments thereto (including post-effective amendments) and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard S Willis	President and Chief Executive Officer and Director	October 22, 2012
Richard S Willis	(principal executive officer)

/s/ Diane D. Lapp	Chief Financial Officer	October 22, 2012
Diane D. Lapp	(principal financial and accounting officer)

/s/ Timothy R. Gentz	Chairman of the Board	October 22, 2012
Timothy R. Gentz

/s/ Keith A. Benson	Director	October 22, 2012
Keith A. Benson

/s/ David F. Dalvey	Director	October 22, 2012
David F. Dalvey

/s/ Frederick C. Green IV	Director	October 22, 2012
Frederick C. Green IV

/s/ Kathleen P. Iverson	Director	October 22, 2012
Kathleen P. Iverson

/s/ Bradley J. Shisler	Director	October 22, 2012
Bradley J. Shisler

/s/ Tom F. Weyl	Director	October 22, 2012
Tom F. Weyl

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement.***
4.1	Form of common stock certificate of Navarre Corporation (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed April 13, 2006 (File No. 333-133280)).*
4.2	Form of Certificate of Designation for Preferred Stock. ***
5.1	Opinion of Winthrop & Weinstine, P.A.**
23.1	Consent of Grant Thornton LLP.**
23.2	Consent of Winthrop & Weinstine, P.A. (included in Exhibit 5.1).**
24.1	Power of attorney (included on signature page).**

***	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the offering of the securities being registered.

*	Filed previously.

**	Filed herewith.